UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

(978) 910-1486

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, Tom Lynch and Peter Lee were appointed to the board of directors (the “Board”) of The Cannabist Company Holdings Inc. (the “Company”) in accordance with the terms of the Amended and Restated Indenture dated May 29, 2025 (the “Indenture”), entered into in connection with the recently completed plan of arrangement under Section 192 of the Canada Business Corporations Act involving, inter alios, the Company and The Cannabist Company Holdings (Canada) Inc, pursuant to which the Company agreed to appoint director nominees put forward by the Supporting Senior Noteholders (as defined in the Indenture).

Mr. Lynch is the President and Partner at SierraConstellation Partners LLC, bringing over 30 years of capital markets experience with a deep focus on restructuring, workouts, recapitalizations, M&A, secondary market transactions, and strategic planning and execution. Known for his hands-on leadership and ability to navigate complex financial challenges, Mr. Lynch has built a reputation as a trusted advisor to companies undergoing significant transformation.

Mr. Lee has served as President and Chief Operating Officer of Leafly Holdings, Inc. since May 2024 and has served as a member of its Board of Directors since February 2022. With over 25 years of experience in public markets and private equity, Mr. Lee has held senior leadership roles at Merida Merger Corporation, Sentinel Rock Capital, LLC, and Spring Point Capital LLC. His career reflects a consistent focus on driving financial performance and leading organizations through complex investment environments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: June 5, 2025

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